UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2013

UNIVERSAL POWER GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas	001-33207	75-1288690
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

488 S. Royal Lane, Coppell, Texas	75019
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (469) 892-1122

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to Vote of Security Holders.

On September 24, 2013, Universal Power Group, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders:

•	Re-elected all five of the incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;
•	Ratified the appointment of BKD, LLP as the Company’s independent auditors for the 2013 fiscal year;
•	Adopted a non-binding advisory resolution approving executive compensation (“Executive Compensation”); and
•	Voted to hold an advisory vote to approve Executive Compensation every three years (the “Frequency Vote on Executive Compensation”).

The specific votes with respect to the aforementioned were as follows:

1.	Election of directors:

NAME	VOTES
	FOR	WITHHELD	BROKER NON-VOTES
William Tan	3,529,882	281,885	924,950
Ian Colin Edmonds	3,537,374	274,393	924,950
Leslie Bernhard	3,610,992	200,775	924,950
Robert M. Gutkowski	3,607,513	204,254	924,950
Hyun Park	3,603,014	208,753	924,950

2.	The ratification of the appointment of BKD, LLP as the Company’s independent auditors for the 2013 fiscal year:
VOTES
FOR	AGAINST	ABSTAIN
4,421,760	294,642	20,315

3.	The non-binding advisory resolution approving Executive Compensation:
VOTES			BROKER NON-VOTE
FOR	AGAINST	ABSTAIN
3,197,801	597,865	16,101	924,950

4.	Frequency Vote on Executive Compensation:

VOTES				BROKER NON-VOTE
1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1,097,511	18,400	2,683,255	12,601	924,950

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Consistent with the foregoing Frequency Vote on Executive Compensation, the Company has determined that it will include a stockholder vote on Executive Compensation in its proxy materials every three years until the next required Frequency Vote on Executive Compensation.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Power Group, Inc.

Date: September 27, 2013	By:	/s/ Ian Edmonds
		Name:	Ian Edmonds
		Title:	President and CEO

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